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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13773, 333-63967, 333-82323, 333-57362) of
Peerless Systems Corporation of our report dated March 5, 1999, except as to the pooling of interests with Auco, Inc. which is as of June 10, 1999, and except as to the pooling of interests with HDE, Inc. which is as of December 20, 1999, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


/s/  PricewaterhouseCoopers LLP

Woodland Hills, California
April 30, 2001